SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                       December 7, 1999 (December 7, 1999)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


        Delaware                        1-10308                  06-0918165
(State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation or                                   Identification Number)
      organization)

   9 West 57th Street
      New York, NY                                                  10019
 (Address of principal                                           (Zip Code)
  executive) office)




                                 (212) 413-1800
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)



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Item 5.  Other Events

         Except as expressly indicated or unless the context otherwise requires,
"Cendant",   "we",  "our",  or  "us"  means  Cendant  Corporation,   a  Delaware
Corporation, and its subsidiaries.

         Preliminary Agreement to Settle Common Stock Securities Class Action. On December 7, 1999, we announced that we reached a preliminary agreement to settle the principal securities class action pending against us in the U.S. District Court in Newark, New Jersey. Under the agreement, we would pay the class members $2.83 billion in cash. The class action was initiated following the discovery in April 1998 of accounting irregularities at former CUC International business units.

         We will continue to pursue our claims against CUC's former auditor, Ernst & Young LLP ("E&Y") in relation to the accounting irregularities of the former CUC business units, including claims for professional malpractice, breach of contract and breach of fiduciary duty, and claims seeking contribution from E&Y in connection with our settlement of the PRIDES litigation. As part of the settlement agreement with lead plaintiffs, the class they represent will receive 50% of any recovery by us from E&Y.

         With respect to the settlement, we will record a non-cash after-tax charge of approximately $1.8 billion, or $2.39 per share in the fourth quarter of 1999.

         Based upon the assumption that district court approval of a definitive settlement agreement will occur at the end of the first quarter of 2000, we currently estimate that the settlement may reduce 2000 earnings per share by between $0.12 and $0.16. The pro forma 12-month earnings impact, assuming the settlement occurred on January 1, 2000, is currently estimated at $0.15 to $0.21 cents per share.

         The impact on earnings per share will vary based on factors that include the following:

o First, while we expect to resume share repurchase activity, our repurchase may not equal the $1 billion in stock we originally intended to acquire in the fourth quarter of 1999.

o Second, the exact date on which we may make the actual settlement payment is uncertain, based on the date of final district court order and whether this order is appealed. From the date of the final district court order, we will accrue interest on the unpaid settlement amount. While any appeals are pending, we will deposit a letter or credit or similar security in the amount of the settlement.

o             Third,  the  timing  and  impact  of  any  securities   issued  to
              ultimately finance the settlement payment will depend on market conditions at the time.

o Fourth, while we expect to generate significant tax benefits form the ultimate settlement payment, these will only be recovered on a cash basis over time as we generate taxable income that can be offset against the loss generated by the settlement. Thus, we may only be able to recover the tax deduction over several years. The speed with which we can utilize the tax benefits will affect the EPS impact of the settlement.

         The proposed settlement will have no impact on the balance sheet, earnings or cash flow of our independent finance subsidiary, PHH Corporation.

         The proposed settlement resolves all class actions brought on behalf of purchasers of securities issued by CUC, HFS Incorporated or us, other than certain remaining claims relating to the FELINE PRIDES securities. The proposed settlement does not encompass all pending litigation asserting claims associated with the CUC accounting irregularities. However, in our opinion, the potential impact of all such unresolved litigation outside of the proposed settlement should not be material.

         The timing and manner of distribution of the settlement to members of the class will be subject to a plan of distribution to be developed by plaintiffs' counsel subject to approval by the Court. Questions concerning the terms of the settlement agreement should be directed to lead plaintiffs' counsel: Barrack, Rodos & Bacine, 3300 Two Commerce Sq., Philadelphia, PA 19103
(215) 963-0600 or Bernstein, Litowitz, Berger & Grossmann LLP, 1258 Avenue of the Americas, New York, NY 10019 (212) 554-1400.

         Corporate Governance Initiatives. We also announced that we are undertaking additional initiatives in the area of corporate governance, and we expect those initiatives to make an important contribution toward further building shareholder value. These actions include meeting a very strict definition of independence for a majority of our directors; continuing to maintain a compensation committee comprised of only independent directors;
continuing to maintain an audit committee comprised of only independent directors and including at least one director with accounting or financial expertise; the establishment of a nominating committee comprised entirely of independent directors; requiring shareholder approval prior to any re-pricing of employee stock options; and asking shareholders to approve a motion by our next annual meeting to elect all directors on an annual basis.

         Reference is made to Exhibit 99.1 for the full text of the press release relating to the preliminary settlement, which is incorporated herein by reference in its entirety.


Item 7.   Exhibits

Exhibit
   No.         Description
--------  ----------------------------------------------------------------------

99.1 Press Release: Cendant Reaches Preliminary Agreement to Settle Common Stock Securities Class Action for $2.83 Billion, dated December 7, 1999.




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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               CENDANT CORPORATION



                               By:  /s/ James E. Buckman
                                        James E. Buckman
                                        Vice Chairman and General Counsel


Date: December 7, 1999









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                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                Report Dated December 7, 1999 (December 7, 1999)


                                  EXHIBIT INDEX


Exhibit
   No.         Description
--------  ----------------------------------------------------------------------

99.1 Press Release: Cendant Reaches Preliminary Agreement to Settle Common Stock Securities Class Action for $2.83 Billion, dated December 7, 1999.